CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Bertolet Capital Trust and to the use of our report dated February 8, 2005 on the financial statements and financial highlights of Pinnacle Value Fund, a series of Bertolet Capital Trust.   Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

March 2, 2005